Exhibit 99.1

For Release: Wednesday, October 9, 2019 at 4:30 pm (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA DECLARES
QUARTERLY CASH DIVIDEND

SHREVEPORT, La — October 9, 2019 — Home Federal Bancorp, Inc. of Louisiana (the “Company”) (NASDAQ: HFBL), the holding company for Home Federal Bank, announced today that its Board of Directors at their meeting on October 9, 2019, declared a quarterly cash dividend of $0.16 per share on the Company’s common stock. The dividend is payable on November 4, 2019, to the shareholders of record at the close of business on October 21, 2019.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its seven full-service banking offices and home office in northwest Louisiana.  Additional information is available at www.hfbla.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

Contact:
Home Federal Bancorp, Inc. of Louisiana James R. Barlow, President and Chief Executive Officer (318) 222-1145